Exhibit 99.1

LEGACY BANK OF FLORIDA
2300 Glades Road

Suite 120

Boca Raton, Florida 33431

Annual Meeting of Shareholders to be held August 4, 2021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned shareholder of Legacy Bank of Florida, a Florida state-chartered bank (“Legacy”), having received the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement/Prospectus hereby appoints Dennis G. Bedley and Bradley R. Meredith, or either of them, as the undersigned’s true and lawful attorneys and proxies, each with full powers of substitution and revocation, to represent and to vote on behalf of the undersigned all shares of capital stock of Legacy standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at the Annual Meeting of Shareholders of Legacy (the “Legacy Annual Meeting”) to be held at 3:00 p.m. Eastern Time on August 4, 2021, and at any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present, and especially without limiting the foregoing, to consider and vote upon the following matters in accordance with the instructions noted below:

1.	To approve the Agreement and Plan of Merger, dated as of March 23, 2021, as amended and restated on June 14, 2021, by and among Seacoast Banking Corporation of Florida, Seacoast National Bank, and Legacy (the “Merger Agreement”), pursuant to which Legacy will merge with and into Seacoast National Bank.

☐ For the Proposal	☐ Against the Proposal	☐ Abstain

2.	To elect three Class III members of Legacy’s board of directors.

Director Nominees
• Dennis G. Bedley Leo • B. Berman Thomas • M. McDonald

☐	FOR all nominees listed above(except as indicated below)	☐	WITHHOLD authority to vote for all nominees listed above

INSTRUCTION: To withhold authority for any individual nominee, mark “FOR” above and write the nominee’s name in this space: __________________________________________________________________________.

3.	To adjourn the Legacy Annual Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the Merger Agreement.

☐ For the Proposal	☐ Against the Proposal	☐ Abstain

This Proxy will be voted as directed, but if no direction to the contrary is indicated, it will be voted FOR each of the proposals. Discretionary authority is hereby conferred as to all other matters that may come before the Legacy Annual Meeting.

Dated:
Printed Name of Shareholder(s)

Signature of Shareholder	Additional signature (if held jointly)

If stock is held in the name of more than one person, all holders should sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee, guardian, or custodian please indicate the capacity in which you are acting. No postage is necessary.

I WILL __________ WILL NOT ___________ ATTEND THE ANNUAL SHAREHOLDERS MEETING.

PLEASE RETURN PROXY BY AUGUST 4, 2021. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE OR BY EMAIL TO NADINE JIMENEZ AT NJIMENEZ@LEGACYBANKFL.COM.